                                                                    EXHIBIT 23.9


                         CONSENT OF WILLIAM V. ROBERTI

    I hereby consent to being named in the Registration Statement on Form S-4 (Registration No. 333-20075) of Conversion Technologies International, Inc. (the "Registrant") as a person to become a director of the Registrant upon consummation of the Merger (as defined in the Registration Statement).

                                                  /s/ WILLIAM V. ROBERTI

                                          --------------------------------------
                                                    William V. Roberti


Date: March 28, 1997